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                                                                       Exhibit 5



                                 [Letterhead of]

                             CRAVATH, SWAINE & MOORE







                                                                  March 19, 1997


                                   ChiRex Inc.
                                   -----------
                               4,012,696 Shares of
                               -------------------
                     Common Stock, Par Value $.01 Per Share,
                     ---------------------------------------
                       Registration Statement on Form S-1
                       ----------------------------------


Ladies and Gentlemen:

     We have acted as counsel to ChiRex Inc., a Delaware corporation (the "Company"), in connection with the preparation of the registration statement on Form S-1 (File No. 333-22401) (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of 3,489,301 shares of Common Stock, $.01 par value per share, of the Company which are held by Sepracor Inc. (the "Selling Stockholder Shares") and 523,395 shares of Common Stock, $.01 par value per share, of the Company which the Underwriters have the option to purchase from the Company pursuant to the Underwriting Agreement to cover over-allotments, if any (the "Company Shares"). Capitalized terms used but not defined in this letter shall have the meanings assigned thereto in the Registration Statement.

     In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including the following: (a) the Certificate of Incorporation of the Company, (b) the Amended and Restated By-laws of the Company, and (c) resolutions adopted by the Board of Directors of the Company on December 20, 1995, March 1, 1996, and February 20, 1997.



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     Based on the foregoing, we are of opinion that, of the 4,012,696 shares of
Common Stock to be covered by the Registration Statement, (i) the Selling Stockholder Shares were legally issued and are fully paid and nonassessable and
(ii) the Company Shares will be, if the over-allotment is exercised in accordance with the terms of the Underwriting Agreement, legally issued and fully paid and nonassessable.

     We know that we are referred to under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement, and we hereby consent to such use of our name in such Prospectus and to the use of this opinion for filing as Exhibit 5 to the Registration Statement.


                                        Very truly yours,

                                        /S/ CRAVATH, SWAINE & MOORE

                                        Cravath, Swaine & Moore



ChiRex Inc.
   65 William Street
       Suite 330
         Wellesley, MA 02181